EXHIBIT 4.8

                                                                          [Utah]

                                     SECOND
                      DEED OF TRUST MODIFICATION AGREEMENT

         SECOND DEED OF TRUST MODIFICATION AGREEMENT (this "Agreement") made this 30th day of June, 2000, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Beneficiary"), APPLE SUITES, INC., a Virginia corporation ("Fee Owner"), APPLE SUITES MANAGEMENT, INC., a Virginia corporation ("Lessee"; together with Fee Owner, collectively, "Grantor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219, and LAWYERS TITLE REALTY SERVICES, INC., having an address at 7557 Rambler Road, Suite 1200, L.B. #31, Dallas, Texas 75231 ("Trustee").

                              Preliminary Statement

         Beneficiary is the beneficiary under, and the lawful owner and holder of the obligations secured by, the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, securing the Note Amount of $4,384,500, dated December 22, 1999, from Grantor to Trustee, as trustee, recorded in the Official Records of Salt Lake County, Utah on ____________ as Entry No. ____________ in Book ______ at Page ______, as amended by Deed of Trust Modification Agreement dated May 8, 2000 among Beneficiary, Fee Owner, Lessee and Trustee (collectively, the "Deed of Trust"). The Deed of Trust secures a $4,384,500 note of Fee Owner dated December 22, 1999 and a $11,616,750 note of Fee Owner dated May 8, 2000 (collectively, the "Original Notes"), which Original Notes evidence purchase money loans (collectively, the "Loans") in the amount of $16,001,250 from Beneficiary to Fee Owner.

         Pursuant to an Agreement of Sale dated November 22, 1999 between Beneficiary, Hampton Inns, Inc. and Promus Hotels Florida, Inc., as sellers, and Fee Owner, as buyer, Fee Owner is on the date hereof to acquire certain premises described therein and in connection therewith, Fee Owner will borrow $11,163,750 from Beneficiary and has executed and delivered to Beneficiary its note, dated the date hereof, obligating it to pay the sum of $11,163,750 (the "New Note").

         In consideration of such additional loan by Beneficiary to Fee Owner, Beneficiary and Grantor have agreed to modify the Deed of Trust to secure the New Note and thereby increase the Note Amount secured by the Deed of Trust and in the manner hereinafter set forth, and Trustee has agreed to join in the execution of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Deed of Trust is modified as follows: The term "Note" shall mean, collectively, the Original Notes and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the term "Note Amount" shall mean $27,165,000.

         2. Grantor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed of Trust, as modified hereby, including, without limitation, its obligation for the payment of the Note.

         3. Except as modified in the manner set forth above, the Deed of Trust shall remain unmodified and in full force and effect.

         4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                           PROMUS HOTELS, INC.


                                           By /s/ Mariel C. Albrecht
                                              ----------------------------------
                                              Name:  Mariel C. Albrecht
                                              Title: Senior Vice President

                                           APPLE SUITES, INC.,
                                           a Virginia corporation

                                           By /s/ Glade M. Knight
                                              ----------------------------------
                                              Name:  Glade M. Knight
                                              Title: President and Chairman

                                           APPLE SUITES MANAGEMENT, INC.,
                                           a Virginia corporation

                                           By /s/ Glade M. Knight
                                              ----------------------------------
                                              Name:  Glade M. Knight
                                              Title: President, CEO and Chairman

                                           LAWYERS TITLE REALTY SERVICES, INC.


                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

STATE OF NEW YORK

COUNTY OF NEW YORK


         On the 28th day of June, A.D. 2000 personally appeared before me Mariel
C. Albrecht who being by me duly sworn did say, for herself, that she is the Senior Vice President of Promus Hotels, Inc., that she executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said Senior Vice President duly acknowledged to me that said corporation executed the same.

                                              /s/ Jennifer A. Meyer
                                              ----------------------------------
                                              Notary Public

                                              Residing at:

                                              130 West 79th Street
                                              ----------------------------------
                                              New York, NY  10024
                                              ----------------------------------

My commission expires:

 11/8/01
-------------------------

Notary Seal


                               JENNIFER A. MEYER
                        NOTARY PUBLIC, State of New York
                                 No. 31-6032912
                          Qualified in New York County
                      Commission Expires November 8, 2001

STATE OF VIRGINIA

CITY OF RICHMOND

         On the 28th day of June, A.D. 2000 personally  appeared before me Glade
M. Knight who being by me duly sworn did say, for himself, that he is the President and Chairman of Apple Suites, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said Glade M. Knight duly acknowledged to me that said corporation executed the same.

                                              /s/  Glade M. Knight
                                              ----------------------------------
                                              Notary Public

                                              Residing at:

                                              306 E. Main Street
                                              ----------------------------------
                                              Richmond, VA  23219
                                              ----------------------------------

My commission expires:

   6/30/03
------------------------

Notary Seal

STATE OF VIRGINIA

CITY OF RICHMOND

         On the 28th day of June, A.D. 2000 personally  appeared before me Glade
M. Knight who being by me duly sworn did say, for himself, that he is the President, CEO and Chairman of Apple Suites Management, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said Glade M. Knight duly acknowledged to me that said corporation executed the same.

                                              /s/ Jacquelyn B. Owens
                                              ----------------------------------
                                              Notary Public

                                              Residing at:

                                              306 E. Main Street
                                              ----------------------------------
                                              Richmond, VA  23219

My commission expires:

  6/30/03
-------------------------

Notary Seal

STATE OF _______________

COUNTY OF _______________


         On the ______ day of ________________, A.D. 2000 personally appeared before me _________________________ who being by me duly sworn did say, for himself, that he is the _______________ of Lawyers Title Realty Services, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said _________________________ duly acknowledged to me that said corporation executed the same.

                                              ----------------------------------
                                              Notary Public

                                              Residing at:


                                              ----------------------------------

                                              ----------------------------------

My commission expires:


---------------------

Notary Seal